Exhibit 99.1
Freddie Mac Reports Net Income of $3.7 Billion and
Comprehensive Income of $3.6 Billion for Second Quarter 2021

Providing Stability to the Housing Market While Serving Freddie Mac's Affordable Housing Mission
•Continued to provide mortgage-relief options for borrowers affected by the COVID-19 pandemic, including forbearance programs for both single-family and multifamily borrowers.
•Extended moratoriums on foreclosures and evictions through July 31, 2021.

Second Quarter 2021 Financial Results

Market Liquidity Provided - $306 Billion	Homes and Rental Units Financed - 1.2 Million	Net Worth - $22.4 Billion	Total Mortgage Portfolio - $3.0 Trillion

Consolidated
•Net income increased $1.9 billion year-over-year, driven by higher net revenues and a credit reserve release
•Net revenues increased $1.7 billion year-over-year, driven by mortgage portfolio growth, higher average guarantee fee rates, and higher deferred fee income recognition
•Benefit for credit losses of $0.7 billion, driven by a credit reserve release due to realized house price appreciation and improving economic conditions
•New business activity of $288 billion, up 24% year-over-year, reflecting strong home purchase and refinance activity
•Mortgage portfolio of $2,564 billion, up 24% year-over-year, driven by strong new business activity
•Serious delinquency rate of 1.86%, down from 2.34% at March 31, 2021 and 2.48% at June 30, 2020, driven by a decline in loans in forbearance
•Completed approximately 88,000 loan workouts
•49% of mortgage portfolio covered by credit enhancements
•New business activity of $13 billion, down 35% year-over-year, driven by increased competition and a reduced loan purchase cap. Year-to-date activity of $27 billion, down 10% year-over-year
•Mortgage portfolio of $398 billion, up 12% year-over-year, driven by ongoing loan purchase and securitization activity
•Delinquency rate, which does not include loans in forbearance, of 0.15%, down from 0.17% at March 31, 2021, and up from 0.10% at June 30, 2020
•94% of mortgage portfolio covered by credit enhancements

“In the second quarter, we provided critical support for the housing market, delivered a strong financial performance, and continued to manage our risks well. I’m very proud that during the quarter, we continued to advance our mission by providing liquidity, stability, and affordability to the market and by helping families keep their homes during the pandemic.”

Michael J. DeVito
Chief Executive Officer

Net Revenues $5.9 Billion Net Income $3.7 Billion Comprehensive Income $3.6 Billion

Single-Family

Net Revenues $4.7 Billion Net Income $2.9 Billion Comprehensive Income $2.8 Billion

Multifamily

Net Revenues $1.2 Billion Net Income $0.8 Billion Comprehensive Income $0.8 Billion

Freddie Mac Second Quarter 2021 Financial Results
July 29, 2021

McLean, VA — Freddie Mac (OTCQB: FMCC) today reported net income of $3.7 billion for the second quarter of 2021, an increase of 107% year-over-year, primarily driven by higher net revenues and a credit reserve release, primarily in the Single-Family segment. The company also reported comprehensive income of $3.6 billion for the second quarter of 2021, an increase of 86% year-over-year.
Net revenues increased 41% year-over-year to $5.9 billion, primarily driven by higher net interest income. Net interest income increased 66% year-over-year to $4.8 billion, primarily driven by continued growth in the Single-Family mortgage portfolio, higher average guarantee fee rates on the Single-Family mortgage portfolio, and higher deferred fee income recognition.
Credit-related income was $0.2 billion for the second quarter of 2021, compared to credit-related expense of $0.7 billion for the second quarter of 2020, driven by a reserve release due to realized house price appreciation and improving economic conditions. Credit-related expense in the second quarter of 2020 was primarily driven by the negative economic effects of the COVID-19 pandemic.
Summary of Condensed Consolidated Statements of Comprehensive Income (Loss)

(Dollars in millions)	2Q 2021	1Q 2021	Change	2Q 2020	Change
Net interest income	$4,767	$3,639	$1,128	$2,876	$1,891
Guarantee income	356	248	108	469	(113)
Investment gains (losses), net	636	1,208	(572)	670	(34)
Other income (loss)	107	178	(71)	134	(27)
Net revenues	5,866	5,273	593	4,149	1,717
Benefit (provision) for credit losses	740	196	544	(705)	1,445
Credit enhancement expense	(369)	(335)	(34)	(233)	(136)
Benefit for (decrease in) credit enhancement recoveries	(193)	(257)	64	221	(414)
Real estate owned (REO) operations expense	(7)	(8)	1	(14)	7
Credit-related income (expense)	171	(404)	575	(731)	902
Administrative expense	(651)	(639)	(12)	(601)	(50)
Temporary Payroll Tax Cut Continuation Act of 2011 expense	(570)	(534)	(36)	(442)	(128)
Other expense	(179)	(215)	36	(140)	(39)
Operating expense	(1,400)	(1,388)	(12)	(1,183)	(217)
Income (loss) before income tax (expense) benefit	4,637	3,481	1,156	2,235	2,402
Income tax (expense) benefit	(958)	(714)	(244)	(458)	(500)
Net income (loss)	3,679	2,767	912	1,777	1,902
Total other comprehensive income (loss), net of taxes and reclassification adjustments	(68)	(389)	321	161	(229)
Comprehensive income (loss)	$3,611	$2,378	$1,233	$1,938	$1,673
Conservatorship metrics (in billions)
Net worth	$22.4	$18.8	$3.6	$11.4	$11.0
Senior preferred stock liquidation preference	91.4	89.1	2.4	82.2	9.2
Remaining Treasury funding commitment	140.2	140.2	—	140.2	—
Cumulative dividend payments to Treasury	119.7	119.7	—	119.7	—
Cumulative draws from Treasury	71.6	71.6	—	71.6	—
Totals may not add due to rounding.

Freddie Mac Second Quarter 2021 Financial Results
July 29, 2021

Single-Family Segment
Financial Results
Net Revenues
(In millions)

Net Income
(In millions)
Comprehensive Income
(In millions)

(Dollars in millions)	2Q 2021	1Q 2021	Change	2Q 2020	Change
Net interest income	$4,460	$3,308	$1,152	$2,590	$1,870
Non-interest income	255	541	(286)	77	178
Net revenues	4,715	3,849	866	2,667	2,048
Credit-related income (expense)	128	(432)	560	(647)	775
Operating expense	(1,245)	(1,231)	(14)	(1,050)	(195)
Income (loss) before income tax (expense) benefit	3,598	2,186	1,412	970	2,628
Income tax (expense) benefit	(743)	(448)	(295)	(198)	(545)
Net income (loss)	2,855	1,738	1,117	772	2,083
Total other comprehensive income (loss), net of taxes and reclassification adjustments	(74)	(328)	254	103	(177)
Comprehensive income (loss)	$2,781	$1,410	$1,371	$875	$1,906
Key Drivers
Net income and comprehensive income increased year-over-year, mainly driven by:
•Higher net interest income primarily due to continued mortgage portfolio growth, higher average guarantee fee rates, and higher deferred fee income recognition.
•Credit-related income in the second quarter of 2021 compared to credit-related expense in the second quarter of 2020, primarily driven by a benefit for credit losses as a result of a credit reserve release due to realized house price appreciation and improving economic conditions. This was partially offset by a decrease in credit enhancement recoveries. Credit-related expense in the second quarter of 2020 was primarily driven by the negative economic effects of the COVID-19 pandemic.

Freddie Mac Second Quarter 2021 Financial Results
July 29, 2021

Single-Family Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)

Serious Delinquency Rate

	2Q 2021	1Q 2021	Change	2Q 2020	Change
New Business Statistics:
Average guarantee fee rate charged (bps)	49	50	(1)	48	1
Weighted average original loan-to-value (LTV) (%)	71	69	2	72	(1)
Weighted average original credit score	754	759	(5)	758	(4)
First-time homebuyers (% of home purchase loans)	47	46	1	48	(1)
Single-Family homes funded (in thousands)	1,023	1,231	(208)	827	196
Purchase borrowers (in thousands)	315	291	24	218	97
Refinance borrowers (in thousands)	708	940	(232)	609	99
UPB covered by new CRT issuance (in billions)	$174	$245	$(71)	$1	$173
Portfolio Statistics:
Average guarantee fee rate charged (bps)	46	45	1	42	4
Weighted average current LTV (%)	56	58	(2)	59	(3)
Weighted average current credit score	756	754	2	751	5
Loan count (in millions)	12.5	12.3	0.2	11.4	1.1
Credit-Related Statistics:
Loan workout activity (in thousands)	88	94	(6)	89	(1)
Loans in forbearance, based on loan count (%)	1.67	2.19	(0.52)	3.75	(2.08)
Current (%)	0.26	0.32	(0.06)	N/A	N/A
Past due (%)	1.41	1.87	(0.46)	3.75	(2.34)
Credit enhancement coverage (%)	49	50	(1)	52	(3)

Business Highlights
•The company provided funding for approximately 1.0 million single-family homes, more than 708,000 of which were refinance loans. First-time homebuyers represented 47% of new single-family purchase loans.
•Single-Family loan workout activity decreased to 88,000, from 89,000 in the second quarter of 2020.
•1.67% of loans in the Single-Family mortgage portfolio, based on loan count, were in forbearance as of June 30, 2021.
•Credit enhancement coverage of the Single-Family mortgage portfolio decreased to 49%, from 52% in the second quarter of 2020, primarily due to a higher proportion of recently acquired loans with lower LTV ratios and the high volume of new business activity which has not been included in credit risk transfer (CRT) transactions, but may be included in future periods.

Freddie Mac Second Quarter 2021 Financial Results
July 29, 2021

Multifamily Segment
Financial Results

Net Revenues
(In millions)

Net Income
(In millions)

Comprehensive Income
(In millions)

(Dollars in millions)	2Q 2021	1Q 2021	Change	2Q 2020	Change
Net interest income	$307	$331	$(24)	$286	$21
Guarantee income	346	159	187	414	(68)
Investment gains (losses), net	499	908	(409)	731	(232)
Other income (loss)	(1)	26	(27)	51	(52)
Net revenues	1,151	1,424	(273)	1,482	(331)
Credit-related income (expense)	43	28	15	(84)	127
Operating expense	(155)	(157)	2	(133)	(22)
Income (loss) before income tax (expense) benefit	1,039	1,295	(256)	1,265	(226)
Income tax (expense) benefit	(215)	(266)	51	(260)	45
Net income (loss)	824	1,029	(205)	1,005	(181)
Total other comprehensive income (loss), net of taxes and reclassification adjustments	6	(61)	67	58	(52)
Comprehensive income (loss)	$830	$968	$(138)	$1,063	$(233)
Key Drivers
•Net income and comprehensive income decreased year-over-year, mainly driven by lower net investment gains primarily due to less K Certificate spread tightening, lower net impacts from index lock activity, and a smaller volume of fixed-rate held-for-sale loan commitments, partially offset by higher floating-rate loan securitization volume.

Freddie Mac Second Quarter 2021 Financial Results
July 29, 2021

Multifamily Segment
Business Results
New Business Activity
(UPB in billions)

Mortgage Portfolio
(UPB in billions)
Delinquency Rate

	2Q 2021	1Q 2021	Change	2Q 2020	Change
New Business Statistics:
Weighted average original LTV (%)	68	69	(1)	69	(1)
Weighted average original debt service coverage ratio	1.38	1.38	—	1.36	0.02
Number of rental units financed (in thousands)	137	134	3	201	(64)
Affordable ≤ 80% of AMI (% of eligible units acquired)	77	77	—	71	6
Affordable ≤ 120% of AMI (% of eligible units acquired)	97	97	—	95	2
Guarantee Activity Statistics:
Average guarantee fee rate charged (bps)	54	49	5	58	(4)
Guaranteed UPB (in billions)	$18	$21	$(3)	$12	$6
Portfolio Statistics:
Average guarantee fee rate charged (bps)	41	41	—	37	4
Loan count (in thousands)	30	30	—	28	2
Unit count (in thousands)	4,627	4,613	14	4,371	256
Credit-Related Statistics:
Loans in forbearance, based on UPB (%)	1.28	1.88	(0.60)	2.41	(1.13)
Loans in forbearance period (%)	0.02	0.06	(0.04)	2.41	(2.39)
Loans in repayment period (%)	1.26	1.82	(0.56)	—	1.26
Credit enhancement coverage (%)	94	92	2	89	5

Business Highlights
•The company provided financing for more than 137,000 multifamily rental units. 77% of the eligible multifamily rental units financed were affordable to families earning at or below 80% of area median income (AMI).
•As of June 30, 2021, 1.28% of the loans in the Multifamily mortgage portfolio, based on UPB, were in a forbearance program, and approximately 99% of these loans were in the repayment period. Approximately 82% of the total loans in a Multifamily forbearance program were included in securitizations with credit enhancement provided by subordination.
•Credit enhancement coverage of the Multifamily mortgage portfolio increased to 94% from 89% in the second quarter of 2020.

Freddie Mac Second Quarter 2021 Financial Results
July 29, 2021

About Freddie Mac’s Conservatorship
Since September 2008, Freddie Mac has been operating under conservatorship with FHFA as Conservator. The support provided by Treasury pursuant to the Purchase Agreement enables the company to maintain access to the debt markets and have adequate liquidity to conduct its normal business operations. The amount of funding available to Freddie Mac under the Purchase Agreement was $140.2 billion at June 30, 2021.
Due to changes to the terms of the senior preferred stock pursuant to the January 2021 Letter Agreement, the company will not be required to pay a dividend to Treasury until it has built sufficient capital to meet the capital requirements and buffers set forth in the Enterprise Regulatory Capital Framework (ERCF). As a result, the company was not required to pay a dividend to Treasury on the senior preferred stock in June 2021. As the company builds capital during this period, the quarterly increases in its Net Worth Amount have been, or will be, added to the aggregate liquidation preference of the senior preferred stock. The liquidation preference of the senior preferred stock increased to $91.4 billion on June 30, 2021 based on the $2.4 billion increase in the Net Worth Amount during the first quarter of 2021, and will increase to $95.0 billion on September 30, 2021 based on the $3.6 billion increase in the Net Worth Amount during the second quarter of 2021.
On June 23, 2021, the U.S. Supreme Court decided in Collins v. Yellen that the “for cause” removal provision for the director of FHFA in the Housing and Economic Recovery Act was unconstitutional. As a result, the President has the power to remove the FHFA Director at will. In this decision, the U.S. Supreme Court also noted that “the Recovery Act authorizes the agency to act in what it determines is ‘in the best interests of the regulated entity or the Agency,’" further providing that “when the FHFA acts as a conservator, it may aim to rehabilitate the regulated entity in a way that, while not in the best interests of the regulated entity, is beneficial to the Agency and, by extension, the public it serves.”
For additional information on the company's conservatorship, Purchase Agreement, January 2021 Letter Agreement, senior preferred stock, ERCF, regulation and supervision, and the Collins case, see the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.
Additional Information
For more information, including information related to Freddie Mac’s financial results, conservatorship, and related matters, see the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and the company’s Second Quarter 2021 Financial Results Supplement. These documents are available on the Investor Relations page of the company’s website at www.FreddieMac.com.
Additional information about Freddie Mac and its business is also set forth in the company’s other filings with the SEC, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. Freddie Mac encourages all investors and interested members of the public to review these materials for a more complete understanding of the company’s financial results and related disclosures.
Webcast Announcement
Management will host a conference call at 9 a.m. Eastern Time on July 29, 2021 to share the company’s results with the media. The conference call will be concurrently webcast. To access the audio webcast, use the following link: https://edge.media-server.com/mmc/p/zz8gh5fd. The replay will be available on the company’s website at www.FreddieMac.com for approximately 30 days. All materials related to the call will be available on the Investor Relations page of the company’s website at www.FreddieMac.com.

Media Contact: Frederick Solomon (703) 903-3861	Investor Contact: Laurie Garthune (571) 382-4732

*    *    *    *
This press release contains forward-looking statements, which may include statements pertaining to the conservatorship, the company’s current expectations and objectives for its Single-Family and Multifamily segments, its efforts to assist the housing market, liquidity and capital management, economic and market conditions and trends, the effects of the COVID-19 pandemic and actions taken in response thereto on its business, financial condition, and liquidity, its market share, the effect of legislative and regulatory developments and new accounting guidance, credit quality of loans the company owns or guarantees, the costs and benefits of

Freddie Mac Second Quarter 2021 Financial Results
July 29, 2021

the company’s CRT transactions, and results of operations and financial condition. Forward-looking statements involve known and unknown risks and uncertainties, some of which are beyond the company’s control. Management’s expectations for the company’s future necessarily involve a number of assumptions, judgments, and estimates, and various factors, including changes in market conditions, liquidity, mortgage spreads, credit outlook, uncertainty about the duration, severity, and effects of the COVID-19 pandemic and actions taken in response thereto, actions by the U.S. government (including FHFA, Treasury, and Congress) and state and local governments, and the impacts of legislation or regulations and new or amended accounting guidance, could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates, and factors are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and Current Reports on Form 8-K, which are available on the Investor Relations page of the company’s website at www.FreddieMac.com and the SEC’s website at www.sec.gov. The company undertakes no obligation to update forward-looking statements it makes to reflect events or circumstances occurring after the date of this press release.
Freddie Mac makes home possible for millions of families and individuals by providing mortgage capital to lenders. Since its creation by Congress in 1970, the company has made housing more accessible and affordable for homebuyers and renters in communities nationwide. The company is building a better housing finance system for homebuyers, renters, lenders, and taxpayers. Learn more at FreddieMac.com, Twitter @FreddieMac and Freddie Mac’s blog FreddieMac.com/blog.

Freddie Mac Second Quarter 2021 Financial Results
July 29, 2021

FREDDIE MAC
Condensed Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(In millions, except share-related amounts)	2Q 2021	1Q 2021	2Q 2020
Net interest income
Interest income	$15,230	$13,902	$15,716
Interest expense	(10,463)	(10,263)	(12,840)
Net interest income	4,767	3,639	2,876
Non-interest income (loss)
Guarantee income	356	248	469
Investment gains (losses), net	636	1,208	670
Other income (loss)	107	178	134
Non-interest income (loss)	1,099	1,634	1,273
Net revenues	5,866	5,273	4,149
Benefit (provision) for credit losses	740	196	(705)
Non-interest expense
Salaries and employee benefits	(346)	(344)	(327)
Professional services	(97)	(87)	(88)
Other administrative expense	(208)	(208)	(186)
Total administrative expense	(651)	(639)	(601)
Credit enhancement expense	(369)	(335)	(233)
Benefit for (decrease in) credit enhancement recoveries	(193)	(257)	221
REO operations expense	(7)	(8)	(14)
Temporary Payroll Tax Cut Continuation Act of 2011 expense	(570)	(534)	(442)
Other expense	(179)	(215)	(140)
Non-interest expense	(1,969)	(1,988)	(1,209)
Income (loss) before income tax (expense) benefit	4,637	3,481	2,235
Income tax (expense) benefit	(958)	(714)	(458)
Net income (loss)	3,679	2,767	1,777
Other comprehensive income (loss), net of taxes and reclassification adjustments
Changes in unrealized gains (losses) related to available-for-sale securities	(73)	(395)	154
Changes in unrealized gains (losses) related to cash flow hedge relationships	8	10	11
Changes in defined benefit plans	(3)	(4)	(4)
Total other comprehensive income (loss), net of taxes and reclassification adjustments	(68)	(389)	161
Comprehensive income (loss)	$3,611	$2,378	$1,938
Net income (loss)	$3,679	$2,767	$1,777
Future increase in senior preferred stock liquidation preference	(3,611)	(2,378)	(1,938)
Net income (loss) attributable to common stockholders	$68	$389	$(161)
Net income (loss) per common share — basic and diluted	$0.02	$0.12	$(0.05)
Weighted average common shares outstanding (in millions) — basic and diluted	3,234	3,234	3,234

Freddie Mac Second Quarter 2021 Financial Results
July 29, 2021

FREDDIE MAC
Condensed Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
(In millions, except share-related amounts)	2021	2020
Assets
Cash and cash equivalents (includes $3,954 and $17,379 of restricted cash and cash equivalents)	$11,171	$23,889
Securities purchased under agreements to resell	113,697	105,003
Investment securities, at fair value	59,558	59,825
Mortgage loans held-for-sale (includes $6,811 and $14,199 at fair value)	17,508	33,652
Mortgage loans held-for-investment (net of allowance for credit losses of $4,648 and $5,732)	2,590,715	2,350,236
Accrued interest receivable (net of allowance of $168 and $140)	7,637	7,754
Derivative assets, net	756	1,205
Deferred tax assets, net	6,494	6,557
Other assets (includes $6,080 and $5,775 at fair value)	34,606	39,294
Total assets	$2,842,142	$2,627,415
Liabilities and equity
Liabilities
Accrued interest payable	$6,122	$6,210
Debt (includes $2,073 and $2,592 at fair value)	2,802,755	2,592,546
Derivative liabilities, net	507	954
Other liabilities	10,356	11,292
Total liabilities	2,819,740	2,611,002
Commitments and contingencies
Equity
Senior preferred stock (liquidation preference of $91,439 and $86,539)	72,648	72,648
Preferred stock, at redemption value	14,109	14,109
Common stock, $0.00 par value, 4,000,000,000 shares authorized, 725,863,886 shares issued and 650,059,553 shares and 650,059,292 shares outstanding	—	—
Additional paid-in capital	—	—
Retained earnings (accumulated deficit)	(60,656)	(67,102)
AOCI, net of taxes, related to:
Available-for-sale securities	342	810
Cash flow hedge relationships	(188)	(206)
Defined benefit plans	32	39
Total AOCI, net of taxes	186	643
Treasury stock, at cost, 75,804,333 shares and 75,804,594 shares	(3,885)	(3,885)
Total equity	22,402	16,413
Total liabilities and equity	$2,842,142	$2,627,415
The table below presents the carrying value and classification of the assets and liabilities of consolidated variable interest entities (VIEs) on the company's condensed consolidated balance sheets.
	June 30,	December 31,
(In millions)	2021	2020
Condensed Consolidated Balance Sheet Line Item
Assets:
Mortgage loans held-for-investment	$2,543,467	$2,273,347
All other assets	67,620	83,982
Total assets of consolidated VIEs	$2,611,087	$2,357,329
Liabilities:
Debt	$2,575,653	$2,308,176
All other liabilities	5,631	5,610
Total liabilities of consolidated VIEs	$2,581,284	$2,313,786